Exhibit 10.109
GENERAL CABLE CORPORATION
October 29, 2007
Freeport-McMoRan Copper & Gold Inc.
One North Central Avenue
Phoenix, Arizona 85004-2306
Attn: S. David Colton, Esq.
Phelps Dodge Corporation
Phelps Dodge Industries, Inc.
Habirshaw Cable and Wire Corporation
c/o Freeport-McMoRan Copper & Gold Inc.
One North Central Avenue
Phoenix, Arizona 85004-2306
Attn: S. David Colton, Esq.
Re:	Stock Purchase Agreement, dated as of September 12, 2007 (the “Purchase Agreement”), by and among Freeport-McMoRan Copper & Gold Inc. (“Freeport”), Phelps Dodge Corporation (“PDC”), Phelps Dodge Industries, Inc. (“PDI”), Habirshaw Cable and Wire Corporation (“Habirshaw”) and General Cable Corporation (“GCC”)
Ladies and Gentlemen:
     Reference is made to the Purchase Agreement. Capitalized terms used and not otherwise defined herein have the respective meanings given to them in the Purchase Agreement.
     The parties to the Purchase Agreement acknowledge, and each desires to amend the Purchase Agreement, effective immediately prior to the Closing referred to in paragraph 1 below, to provide, among other things, that: (i) the Closing with respect to the purchase and sale of the Shares will occur at 10:00 a.m., New York City time, on October 31, 2007; (ii) certain covenants contained in the Purchase Agreement relating to reorganization transactions with respect to shares of Alcave no longer reflect the procedures to be carried out prior to Closing; (iii) the covenant contained in the Purchase Agreement relating to the assignment of political risk insurance no longer reflects the procedures to be carried out prior to Closing; (iv) a dividend payable by Alcave to PDC after the Closing should be reimbursed by PDC to the Purchaser, net of certain Taxes suffered, paid or payable by PDC or any Affiliate of PDC with respect to such dividend; (v) Purchaser will not withhold any withholding tax in respect of certain Shares and Sellers shall indemnify Purchaser for any and all Taxes, fines, fees and penalties imposed, up to the limit set forth below, by any Panamanian or Venezuelan taxing authority on certain entities; (vi) certain modifications be made to the Schedules and Exhibit A to the Purchase Agreement;

and (vii) the Table of Contents to the Purchase Agreement makes reference to a Section of the Purchase Agreement which does not exist.
     In consideration of the foregoing and of the mutual covenants and agreements set forth below, notwithstanding any provision of the Purchase Agreement to the contrary, the parties to the Purchase Agreement hereby agree as follows, such agreement to be effective immediately prior to the Closing referred to in paragraph 1 below:
     1. The Closing with respect to the purchase and sale of the Shares shall occur at 10:00 a.m., New York City time, on October 31, 2007.
     2. (a) Section 1.3(c) of the Purchase Agreement is hereby amended to add the following sentence to the end thereof:
“Purchaser, at Sellers request, shall not deduct or withhold any amount with respect to the making of any payment hereunder in respect of Shares of any of the Companies under the Laws of Panama or under the Laws of the Bolivarian Republic of Venezuela.”
          (b) Section 1.3(d)(iii) of the Purchase Agreement is hereby amended as follows:
“At the Closing, in furtherance but not in duplication of Section 1.2(b), the Purchaser shall pay to the Sellers cash in an aggregate amount equal to the Initial Amount less the COCESA Amount, minus $24,120,297, which represents the Estimated Netting Amount, plus $2,133,087 (the “Estimated Cocesa Adjustment Amount”), which reflects the portion of such Estimated Netting Amount allocable to the COCESA Shares (the “Closing Payment”).”
          (c) Section 1.3(d)(iv) of the Purchase Agreement is hereby amended as follows:
“Within fifty (50) days after the Closing Date, the Purchaser shall deliver to the Sellers, at the Purchaser’ sole cost and expense, a statement setting forth the Closing Netting Amount (the “Closing Statement”). Contemporaneously, the Purchaser shall deliver to the Sellers a schedule setting forth a calculation of the Purchase Price and the amount of any payment to be made, and by whom, pursuant to Section 1.3(d)(vi).”
          (d) Section 1.3 (d)(vi) of the Purchase Agreement is hereby amended as follows:
“No later than the fifth (5th) Business Day following the determination of the Closing Netting Amount, pursuant to Section 1.3(d)(v), either (A) the Sellers shall pay the Purchaser the amount, if any, by which the Aggregate Closing Payment exceeds the Purchase Price (as reduced by the COCESA Amount and increased by the Estimated COCESA Adjustment Amount), or (B) the Purchaser shall pay the Sellers the amount, if any, by which the Purchase Price (as reduced by the

COCESA Amount and increased by the Estimated COCESA Adjustment Amount) exceeds the Aggregate Closing Payment, in either case, together with simple interest accruing on such payment at the Prime Rate from and after October 31, 2007 through but not including the date of payment, by wire transfer of immediately available funds to an account designated by the receiving party. As used herein, “Prime Rate” means, as of any date, the prime rate as published in The Wall Street Journal on such date or, if not published on such date, on the most recent date of publication.”
     3. Section 4.11 of the Purchase Agreement is hereby amended as follows:
Political Risk Insurance Policies. The Sellers shall, and shall cause their respective Affiliates to, provide all cooperation reasonably requested by the Purchaser in connection with the efforts of the Purchaser to assume, or have assigned to it or any Affiliate of the Purchaser, Policy No. 40-205005, issued by National Union Fire Insurance Company of Pittsburgh, PA, to Phelps Dodge Corporation, Wire and Cable Group, on December 11, 2005.
     4. (a) Section 4.22(a)(i)(B) of the Purchase Agreement is hereby amended as follows:
“Publish the notice of commencement of the Chile Offer in at least two nationally-circulated newspapers (such notice, the “Notice of Commencement” and such date, the “Notice Publication Date”);”
          (b) Section 4.22(e) of the Purchase Agreement is hereby amended as follows:
“Subject to the terms and conditions of this Agreement and the Tender Agreement, upon the tender by the Chile Offer Broker of the COCESA Shares held of record or beneficially by the Sellers (“Sellers’ COCESA Shares”) in accordance with the terms hereof, the Purchaser shall pay to each Seller, in cash in the lawful currency of the United States of America, by wire transfer of immediately available funds to the Habirshaw Account as to Habirshaw and the PDC Account as to PDC, as applicable, a price per COCESA Share of $0.936249 (the “Per Share Amount”), which shall be stated in the Notice of Commencement and in the Prospectus, for each of the sixty seven million one hundred forty seven thousand six hundred forty three Shares for Sale of the Sellers, or an aggregate of $62,866,913 (the “Aggregate COCESA Share Price”) to the Sellers. The Sellers shall not request that the Purchaser or the Chile Offer Broker pay the Aggregate COCESA Share Price in a currency or manner different than that set forth in this Section 4.22, notwithstanding that the Offer Documents may grant to the COCESA Shareholders the option of requiring the payment of the Aggregate COCESA Share Price in a different currency or manner.”
     5. (a) Article 8 of the Purchase Agreement is hereby amended to add new Section 8.2.9 as follows:

“8.2.9 Withholding Indemnity. (a) From and after the Closing, the Sellers shall, subject to the limit stated below, indemnify and hold harmless the Purchaser and any of its Subsidiaries from and against any and all Damages incurred or sustained by the Purchaser or any of its Subsidiaries as a result of the failure by the Purchaser, at Sellers’ request, to deduct or withhold any amount with respect to the making of any payment hereunder in respect of the sale or transfer of the Shares of any of the Companies under the Laws of Panama. For purposes of this Section 8.2.9(a), Damages shall include any and all Taxes, fines, fees and penalties imposed by any Governmental Authority of Panama on Purchaser or any of its Subsidiaries, including Conducen, SA, Conducen S.R.L. and Alcap Commercial, SA, but shall not exceed the amount of U.S. $6,464,650, or its equivalent in Panamanian Balboas converted at the current spot rate, together with any fines, fees and penalties imposed by any Governmental Authority of Panama with respect to such sale or transfer.
(b) From and after the Closing, the Sellers shall, subject to the limit stated below, indemnify and hold harmless the Purchaser and its Subsidiaries from and against any and all Damages incurred or sustained by the Purchaser or any of its Subsidiaries as a result of the failure by the Purchaser, at Sellers’ request, to deduct or withhold any amount with respect to the making of any payment hereunder in respect of the sale or transfer of the Shares of any of the Companies under the Laws of the Bolivarian Republic of Venezuela. For purposes of this Section 8.2.9(b), Damages shall include any and all Taxes, fines, fees and penalties imposed by any Governmental Authority of the Bolivarian Republic of Venezuela on Purchaser or any of its Subsidiaries, including Alambres y Cables Venezolanos, C.A., but shall not exceed the amount of U.S. $5,580,050 or its equivalent in Venezuelan Bolívares converted at the current spot rate, together with any fines, fees and penalties imposed by any Governmental Authority of the Bolivarian Republic of Venezuela with respect to such sale or transfer.”
          (b) Article 8 of the Purchase Agreement is hereby amended to add new Section 8.2.10 as follows:
“8.2.10 Chile Offer Indemnity. From and after the Closing, in the event that the Chile Offer fails due to the failure to satisfy either of the conditions set forth in subsection (a) or (b) of Article Third, Section Four of the Agreement to Tender, Irrevocable Mandate and Deposit and Custody Agreement, dated October 29, 2007, among PDC, Habirshaw, the Purchaser and Banchile Corredores de Bolsa S.A. (the “Chile Offer Failure”), the Sellers shall indemnify and hold harmless the Purchaser and General Cable Holdings (Spain), S.L. (the “Bidder”) from and against fifty percent (50%) of any and all Damages incurred or sustained by the Purchaser or the Bidder as a result of the failure of the shareholders of COCESA (other than PDC or Habirshaw) to return to the Bidder all funds that the Bidder had previously paid to such shareholders in connection with the Chile Offer. For purposes of this Section 8.2.10, Damages shall include all reasonable costs related to all actions taken by the Purchaser to obtain the return of such funds.”

          (c) Article 8 of the Purchase Agreement is hereby amended to add new Section 8.2.11 as follows:
“8.2.11 Legal Title Indemnity. For the avoidance of doubt, from and after the Closing, the Sellers shall indemnify and hold the Purchaser and General Cable Company harmless, pursuant to Section 8.2.1(ii), from and against any and all Damages incurred or sustained by the Purchaser or General Cable Company as a result of the failure by the Sellers at the Closing to transfer legal title, free and clear of all Liens other than those created by the Purchaser, to the Shares of Phelps Dodge Philippines, Inc. and Phelps Dodge Philippines Energy Products Corporation due to the Sellers’ failure to obtain a tax clearance certificate from the Bureau of Internal Revenue, Republic of the Philippines (the “Tax Certificate”). Notwithstanding the foregoing, the Purchaser acknowledges that the rights of indemnity provided in this Section 8.2.11, shall be unavailable to the Purchaser and General Cable Company upon receipt by the Purchaser of a true and correct copy of the Tax Certificate, except with respect to claims or actions for Damages that arose prior to such receipt (regardless of whether any such claim or action is made or commences prior to, on or after the date of such receipt).
          (d) Article 8 of the Purchase Agreement is hereby amended to add new Section 8.2.12 as follows:
“8.2.12 PD Brazil Performance Bond Indemnity. From and after the Closing, the Purchaser shall indemnify and hold harmless the Sellers and any of its Subsidiaries from and against any and all Losses suffered in connection with the performance bond set forth on Exhibit A to the Letter Agreement, dated October 29, 2007, among the Sellers and the Purchaser.”
     6. Section 4.19(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following language: “[Intentionally omitted.]”
     7. PDC shall, or shall cause its Affiliate to, reimburse to Purchaser, by wire transfer of immediately available funds to the account designated by Purchaser for such purpose, an amount equal to any dividend or other distribution payable to PDC or any such Affiliate by Alcave (each, an “Alcave Dividend”), in each case, net of Venezuelan withholding Taxes and any U.S. state and local Taxes suffered, paid or payable by PDC or any such Affiliate with respect to such dividend or other distribution. Such reimbursement of an Alcave Dividend shall be paid by PDC within five Business Days following receipt by PDC or any of its Affiliates of such Alcave Dividend provided that the Purchaser has given written notice to PDC thereof on the date such Alcave Dividend is paid or, in the absence of such notice on such date, within five Business Days after the Purchaser gives such notice.
     8. (a) Within ninety (90) days after the Final Closing Date, the Sellers shall deliver to the Purchaser a true and correct copy of IRS Form 8832 evidencing the election by Conducen, S.R.L. to be treated as a partnership for U.S. federal income tax purposes.

          (b) In connection with the Seller’s ability to claim the benefits under the Convention between the Government of the United States and the Government of the Republic of Venezuela for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes of Income and Capital, within ninety (90) days after the Initial Closing Date, the Sellers shall deliver to the Purchaser a true and correct copy of a certificate issued by the Internal Revenue Service (or applicable IRS form), evidencing PDC as a resident of the United States for U.S. tax purposes.
     9. (a) Article 9 of the Purchase Agreement is hereby amended to add the following definitions:
“Estimated Cocesa Adjustment Amount: as defined in Section 1.3(d)(iii).”
          (b) The following definitions contained in Article 9 of the Purchase Agreement are hereby deleted in their entirety:
“Venezuelan BV: as defined in Section 4.19.”
“Venezuelan Transfer: as defined in Section 4.19.”
     10. Article 10.8 of the Purchase Agreement is hereby amended to replace the notice information for the Sellers with the following information:
“Freeport-McMoRan Copper & Gold Inc.
One North Central Avenue
Phoenix, Arizona 85004-2306
Fax Number: (602) 234-8050
Attention: General Counsel
and
Dan P. Kravets, Esq.,
Director of Business Development and Growth
with a copy to (which shall not constitute notice):
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Fax Number: (212) 909-6836
Attention: Michael W. Blair, Esq.”
     11. Schedule 1.3(b) to the Purchase Agreement is hereby deleted in its entirety and the information set forth on Schedule I attached hereto is inserted in substitution therefor.
     12. Schedule 2.7(a) to the Purchase Agreement is hereby amended to add the following contract:

     “Memorandum of Understanding, dated August 25, 2006, between Phelps Dodge International Corporation and Belmont Technologies Limited.”
     13. Schedule 2.16(a) to the Purchase Agreement is hereby deleted in its entirety and the information set forth on Schedule II attached hereto is inserted in substitution therefor.
     14. Schedule 2.26 to the Purchase Agreement is hereby deleted in its entirety and the information set forth on Schedule III attached hereto is inserted in substitution therefor.
     15. Schedule 2.3(a) to the Purchase Agreement is hereby deleted in its entirety and the information set forth on Schedule IV attached hereto is inserted in substitution therefor.
     16. The following reference set forth in the Table of Contents to the Purchase Agreement is hereby deleted in its entirety:
“6.2.4 Tender Agreement Error! Bookmark not defined.”
     17. Exhibit A to the Purchase Agreement is hereby deleted in its entirety and the information set forth on Schedule IV attached hereto is inserted in substitution therefor.
     This letter shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies.
     This letter may be executed by the parties in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.
     Except as amended herein, the Purchase Agreement shall continue in full force and effect and shall remain the valid and binding obligation of each party in accordance with its terms, provided that, from and after the date hereof, any reference therein to the “Purchase Agreement” shall mean the Purchase Agreement, as amended by this letter amendment.
[SIGNATURE PAGE FOLLOWS]

     Assuming you agree with the foregoing, please sign this letter in the space provided below to confirm our mutual understandings and agreements as set forth in this letter and return a signed copy to the undersigned.
Very truly yours,
Robert J. Siverd,
Executive Vice President
General Cable Corporation
cc:	Debevoise & Plimpton LLP Attention: Michael W. Blair, Esq.
     ACCEPTED AND AGREED ON THIS 29TH DAY OF OCTOBER, 2007:
FREEPORT MCMORAN COPPER & GOLD INC.
By: /s/ Kathleen L. Quirk
Name: Kathleen L. Quirk
Title: Executive Vice President
PHELPS DODGE CORPORATION
By: /s/ Kathleen L. Quirk
Name: Kathleen L. Quirk
Title: Executive Vice President
PHELPS DODGE INDUSTRIES, INC.
By: /s/ Timothy R. Snider
Name: Timothy R. Snider
Title: President
HABIRSHAW CABLE AND WIRE CORPORATION
By: /s/ Timothy R. Snider
Name: Timothy R. Snider
Title: President